                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report: July 9, 2001                  Commission File No. 000-23467
                ------------
(Date of earliest event reported)



                           PENWEST PHARMACEUTICALS CO.
                           ---------------------------
             (Exact name of Registrant as specified in its Charter)



         Washington                                    91-1513032
         ----------                                    ----------
(State or other jurisdiction of              (IRS Employer Identification No.)
incorporation or organization)


2981 Route 22, Patterson NY                             12563-9970
---------------------------                             ----------
(Address of principal executive offices)                (Zip Code)


                                 (845) 878-3414
                                 --------------
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS





On July 9, 2001, Penwest entered into definitive agreements for the sale of approximately 2.4 million shares of its common stock in a private placement to selected institutional and other accredited investors for a total of $30 million. The purchase price of $12.25 per share represents a discount of approximately 15% of a 20 prior day average trading price of Penwest's common stock.

A copy of the press release announcing the foregoing matter has been filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.



ITEM 7.  EXHIBITS

99.1 Press release dated July 10, 2001, regarding Penwest's $30 million private placement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






Dated:  July 10, 2001                  PENWEST PHARMACEUTICALS CO.




                                       /s/ Jennifer L. Good
                                       --------------------------------------
                                       Jennifer L. Good
                                       Vice President, Finance and Chief
                                       Financial Officer

                                INDEX TO EXHIBITS


EXHIBIT
NO.       DESCRIPTION
-------   -----------

99.1 Press release dated July 10, 2001, regarding Penwest's $30 million private placement.